UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Form 8-K dated December 29, 2004

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 29, 2004

EDGE PETROLEUM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22149	76-0511037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Travis Tower

1301 Travis, Suite 2000

Houston, Texas 77002

(Address of principal executive offices)

(713) 654-8960

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned registrant, Edge Petroleum Corporation (“Edge”), hereby amends Item 9.01. “Financial Statements and Exhibits” of its Current Report on Form 8-K, dated December 29, 2004 to include the historical and pro forma financial information required by Items 9.01(a) and (b) in connection with its acquisition (the “Acquisition”) of certain working and revenue interests in oil and natural gas properties (the “Contango Properties”) from Contango Oil & Gas Company (“Contango”).

Statements regarding the expected post-closing adjustment, final purchase price and transaction costs relating to the Acquisition, the effect of the Acquisition on internal resources, cash flows, operating expenses, development costs, tax expenses, proved reserve and rates of production, estimates of acquired fair values, and any other effect or benefit of the Acquisition, and any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions which are beyond Edge’s ability to control or estimate, and are subject to material changes. Such risks, uncertainties and assumptions include but are not limited to costs and difficulties related to the integration of the Contango Properties, costs, delays and other difficulties related to the transaction, actions by Contango, results of operations of the Contango Properties and of post-closing adjustments, the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of Edge to meet its business and financial goals and other factors included in Edge’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 9.01 Financial Statements and Exhibits

(a)  Financial statements of business acquired

Attached hereto as Schedule A are the audited Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased by Edge from Contango for the years ended December 31, 2003, 2002 and 2001, unaudited Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties Purchased by Edge from Contango for the nine months ended September 30, 2004 and 2003 and the related notes thereto, together with the Report of Independent Registered Public Accounting Firm of Grant Thornton LLP concerning the statements and related notes.

(b)  Pro forma financial information

Attached hereto as Schedule B are the Unaudited Pro Forma Condensed Consolidated Statements of Operations of Edge for the year ended December 31, 2003 and for the nine months ended September 30, 2004, the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2004, and the related notes thereto, adjusted to show the pro forma effects of the Acquisition and the recently completed offering of Edge common stock, proceeds from which were used to finance the Acquisition.

2

(c)  Exhibits

Exhibit No.	Description

10.1*	Asset Purchase Agreement by and among Contango STEP, L.P., Contango Oil & Gas Company, Edge Petroleum Exploration Company and Edge Petroleum Corporation dated October 7, 2004. (1)
23.1†	Consent of Grant Thornton LLP.
23.2†	Consent of W.D. Von Gonten.
99.1*	Press Release dated December 29, 2004 issued by Edge Petroleum Corporation.

†  Filed herewith.

* Previously filed.

(1)       Filed as Exhibit 2.01 to Edge’s Current Report on Form 8-K dated October 12, 2004, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: January 20, 2005	By:	/s/ MICHAEL G. LONG
Michael G. Long
Senior Vice President and Chief Financial and Accounting Officer

3

Schedule A

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Edge Petroleum Corporation:

We have audited the accompanying Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties to be Purchased from Contango Oil & Gas Company (the “Company”) (as described in Note 1) for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As disclosed in Note 2, the accompanying statements are prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8-K of Edge Petroleum Corporation and are not intended to be a complete financial presentation of the properties described above.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the oil and gas properties to be purchased from Contango Oil & Gas Company for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States.

Grant Thornton LLP

Houston, Texas

December 6, 2004

EDGE PETROLEUM CORPORATION

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND
GAS PROPERTIES TO BE PURCHASED FROM

CONTANGO OIL & GAS COMPANY

	For the Years Ended December 31,			For the Nine Months Ended September 30,
	2003	2002	2001	2004	2003
				(Unaudited)
Revenues	$31,246,545	$28,994,219	$25,139,168	$19,439,355	$25,213,410
Direct operating expenses	4,841,654	4,765,126	3,247,067	2,361,870	3,359,136
Excess of revenues over direct operating expenses	$26,404,891	$24,229,093	$21,892,101	$17,077,485	$21,854,274

The accompanying notes are an integral part of this financial statement.

EDGE PETROLEUM CORPORATION

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES OF THE
OIL AND GAS PROPERTIES TO BE PURCHASED FROM

CONTANGO OIL & GAS COMPANY

(1)           THE PROPERTIES

On October 7, 2004, Edge Petroleum Corporation (“Edge”) executed an Asset Purchase Agreement to acquire certain working and net revenue interests, wells, equipment, contracts, and seismic rights related to natural gas and oil leases located in south Texas from Contango Oil & Gas Company (“Contango”) for a cash purchase price of approximately $50 million, subject to certain closing adjustments. These properties are located in Jim Hogg and Brooks counties, Texas. The properties to be acquired (the “Contango Properties”) include 38 non-operated producing wells.

The purchase price is subject to adjustment, among other things, for the results of operations of the Contango Properties between the July 1, 2004 effective date and closing. The acquisition is subject to certain closing conditions, including obtaining certain consents from lessors and Contango’s shareholder approval. The transaction is expected to close on or before December 31, 2004. The proposed acquisition of the Contango Properties is herein referred to as the “Acquisition.”

(2)           BASIS FOR PRESENTATION

During the periods presented, the Contango Properties were not accounted for or operated as a separate division by Contango. Certain costs, such as depreciation, depletion and amortization (“DD&A”), accretion expense, general and administrative expenses, and corporate income taxes were not allocated to the properties. Also, Contango accounted for the properties under the successful efforts method of accounting for oil and gas activities, while Edge uses the full cost method. Accordingly, exploration expenses are not applicable to this presentation. Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist and are not practicable to obtain in these circumstances.

Revenues and direct operating expenses included in the accompanying statements represent Contango’s net working and revenue interests in the properties and are presented on the accrual basis of accounting. For the years 2002 and 2001, the interests owned by Contango were less than the interests that are presently owned and expected to be acquired by Edge, therefore the data presented in those years is not indicative of what Edge is acquiring. DD&A, exploration expenses, general and administrative expenses, and corporate income taxes have been excluded for the reasons discussed above. The oil and gas business, as with other extractive industries, is a depleting one that is not always constant with respect to production streams and each natural gas equivalent unit produced must be replaced or the critical source of revenue and cash flows will shrink. Past results are not necessarily indicative of future results. For reasons including those noted, the financial statements and other information presented are not indicative of the financial condition or results of operations of the Contango Properties going forward or indicative of results had the Acquisition been consummated in the period presented.

EDGE PETROLEUM CORPORATION

SUPPLEMENTAL OIL AND GAS INFORMATION OF THE OIL AND GAS PROPERTIES
TO BE PURCHASED FROM CONTANGO OIL & GAS COMPANY

(UNAUDITED)

Oil and Gas Reserves - Proved reserves are estimated quantities of oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.  Proved developed reserves are proved reserves that can reasonably be expected to be recovered through existing wells with existing equipment and operating methods.  Proved oil and natural gas reserve quantities and the related discounted future net cash flows before income taxes (see Standardized Measure) for the periods presented are based on estimates prepared by W. D. Von Gonten & Co., independent petroleum engineers.  Such estimates have been prepared in accordance with guidelines established by the Securities and Exchange Commission.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production. The following estimated quantities of proved oil and natural gas reserves and changes in net proved reserves of the Contango Properties represent estimates only and should not be construed as being exact.

	Gas	Oil
	(Mcf)	(Bbls)
Total Proved Reserves:
Balance, December 31, 2000	—	—
Production	(5,291,613)	(135,604)
Discoveries	22,995,413	532,029
Balance, December 31, 2001	17,703,800	396,425

Proved Developed Reserves:	14,774,500	338,466

	Gas	Oil
	(Mcf)	(Bbls)
Total Proved Reserves:
Balance, December 31, 2001	17,703,800	396,425
Production	(7,226,651)	(180,116)
Discoveries	9,364	58
Purchases	12,412,000	299,000
Revisions of previous estimates	1,323,287	(218,743)
Balance, December 31, 2002	24,221,800	296,624

Proved Developed Reserves:	24,221,800	296,624

	Gas	Oil
	(Mcf)	(Bbls)
Total Proved Reserves:
Balance, December 31, 2002	24,221,800	296,624
Production	(4,829,490)	(101,277)
Discoveries	634,028	8,000
Revisions of previous estimates	(510,438)	114,001
Balance, December 31, 2003	19,515,900	317,348

Proved Developed Reserves:	19,515,900	317,348

Standardized Measure  - The Standardized Measure of Discounted Future Net Cash Flows relating to the Contango Properties’ ownership interests in the proved oil and natural gas reserves for each of the three years ended December 31, 2003 is shown below.

December 31, 2001
Future cash flows	$57,793,910
Future operating expenses	(16,122,466)
Future development costs	(2,315,626)
Future income tax expense	(10,756,061)
Future net cash flows	28,599,757
10% discount rate	(7,392,531)
Standardized measure of discounted future net cash flows	$21,207,226

December 31, 2002
Future cash flows	$129,436,858
Future operating expenses	(31,376,758)
Future development costs	—
Future income tax expense	(25,346,367)
Future net cash flows	72,713,733
10% discount rate	(20,827,033)
Standardized measure of discounted future net cash flows	$51,886,700

December 31, 2003
Future cash flows	$129,744,917
Future operating expenses	(30,338,287)
Future development costs	(972,615)
Future income tax expense	(25,905,092)
Future net cash flows	72,528,923
10% discount rate	(20,898,383)
Standardized measure of discounted future net cash flows	$51,630,540

Future cash flows are computed by applying fiscal year-end prices of natural gas and oil to year-end quantities of proved natural gas and oil reserves.  Future operating expenses and development costs are computed primarily by Contango’s petroleum engineers by estimating the expenditures to be incurred in developing and producing the proved natural gas and oil reserves at the end of year, based on year-end costs and assuming the continuation of existing economic conditions.

Future income taxes are based on year-end statutory rates, adjusted for tax basis and tax credits.  A discount factor of 10 percent was used to reflect the timing of future net cash flows.  The Standardized Measure of Discounted Future Net Cash Flows is not intended, nor should it be interpreted, to represent the replacement cost or fair market value of the Contango Properties’ oil and natural gas reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs, a discount factor more representative of the time value of money and the risks inherent in reserve estimates of natural gas and oil producing operations.

Changes in Standardized Measure - Changes in Standardized Measure of Discounted Future Net Cash Flows relating to proved oil and gas reserves are summarized below:

For the Year
Ended
December 31, 2001
Beginning of year	$—
Sales, net of production costs	(21,892,101)
Net change in price and production costs	—
Extensions and discoveries	51,168,740
Changes in future development costs	—
Revision of quantity estimated	—
Accretion of discount	—
Change in timing of production rates and other	—
Changes in income taxes	(8,069,413)
End of year	$21,207,226

For the Year
Ended
December 31, 2002
Beginning of year	$21,207,226
Sales, net of production costs	(24,229,093)
Net change in price and production costs	25,293,143
Extensions and discoveries	13,887
Purchases	35,522,224
Changes in future development costs	—
Revision of quantity estimated	35,200
Accretion of discount	2,927,665
Change in timing of production rates and other	1,157,243
Changes in income taxes	(10,040,795)
End of year	$51,886,700

For the Year
Ended
December 31, 2003
Beginning of year	$51,886,700
Sales, net of production costs	(26,404,891)
Net change in price and production costs	17,566,814
Extensions and discoveries	1,744,704
Changes in future development costs	(927,352)
Revision of quantity estimated	580,083
Accretion of discount	7,000,828
Change in timing of production rates and other	633,182
Changes in income taxes	(449,528)
End of year	$51,630,540

Sales of oil and natural gas, net of oil and natural gas operating expenses, are based on historical pre-tax results.  Sales of oil and natural gas properties, extensions and discoveries, purchases of minerals in place and the changes due to revisions in standardized variables are reported on a pre-tax discounted basis, while the accretion of discount is presented on an after-tax basis.

Schedule B

EDGE PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Background

The following unaudited pro forma condensed consolidated financial statements and related notes have been prepared to show the effect of the acquisition of the working and net revenue interests of certain properties from Contango Oil & Gas Company (“Contango”) and the financing thereof. The properties are comprised primarily of interests in 38 onshore producing natural gas and oil wells, located in Jim Hogg and Brooks counties, Texas. The properties acquired are hereinafter referred to as the “Contango Assets” and such acquisition is hereinafter referred to as the “Acquisition.” The cash purchase was financed by net proceeds of an offering of 3,500,000 shares of Edge’s common stock, which closed prior to the closing of the Acquisition, hereinafter referred to as the “Offering.” Another 525,000 shares of common stock were issued pursuant to the exercise of the underwriters’ over-allotment option for the Offering following the completion of the Acquisition.

On October 7, 2004, we executed an Asset Purchase Agreement to acquire the Contango Assets for a cash price of approximately $50 million. However, the purchase price is subject to adjustment, among other things, for the results of operations of the Contango Assets between the July 1, 2004 effective date and closing, which occurred on December 29, 2004. The purchase price, as preliminarily adjusted at closing, was $43.2 million. This amount reflects an adjustment for the results of operations of the Contango Assets between  July 1, 2004 and October 31, 2004. Edge anticipates a further downward adjustment to the purchase price pursuant to the post-closing adjustment provisions of the Asset Purchase Agreement of approximately $3.4 million to reflect the results of operations of the Contango Assets from November 1, 2004 through closing. Therefore, we have assumed a final adjusted purchase price of $39.8 million for the purposes of these unaudited pro forma condensed consolidated financial statements.

Sources of Information and Basis of Presentation

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003 is derived from the audited consolidated financial statements of Edge Petroleum Corporation (“Edge”) for the year ended December 31, 2003, the audited Statement of Revenues and Direct Operating Expenses for the Contango Assets for the year ended December 31, 2003 and the adjustments and assumptions described below. The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2004 and the unaudited pro forma condensed consolidated balance sheet as of September 30, 2004 are based on our unaudited financial statements as of and for the nine months ended September 30, 2004, the unaudited Statement of Revenues and Direct Operating Expenses for the Contango Assets for the nine months ended September 30, 2004, and the adjustments and assumptions described below.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, our Annual Report on Form 10-K for the year ended December 31, 2003, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and the Statements of Revenues and Direct Operating Expenses for the Contango Assets included herein as Schedule A. Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. Certain information (including substantial footnote disclosures) included in the annual and quarterly historical financial statements has been excluded in these condensed pro forma financial statements. The pro forma data presented is not necessarily indicative of the financial results that would have been attained had the Acquisition and Offering occurred on the dates referenced above, and should not be viewed as indicative of operations in future periods.

How the Pro Forma Financial Statements Were Prepared

The pro forma condensed consolidated statements of operations for the year ended December 31, 2003 and for the nine month period ended September 30, 2004 were each prepared without audit assuming we completed the Offering and Acquisition on January 1, 2003. Certain reclassifications of the historical amounts reported by Contango were made to facilitate combining their results with ours. Our fiscal year end is December 31, whereas Contango’s fiscal year end is June 30, therefore certain adjustments were necessary to present the revenues and direct operating expenses of the Contango Assets on a comparable basis to Edge. In order to shift the fiscal periods of the Contango Assets, Contango’s calendar year quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 were added together to present the nine months ended September 30, 2004.

The Contango Assets were not accounted for or operated as a separate division by Contango. Certain costs, such as depreciation, depletion and amortization (“DD&A”), accretion expense, general and administrative expenses, and corporate income taxes were not allocated to the individual properties comprising the Contango Assets. Also, Contango has historically utilized the successful efforts method of accounting for oil and gas activities, while we use the full cost method. Under the successful-efforts method, costs such as geological and geophysical (“G&G”), exploratory dry holes and delay rentals are expensed as incurred whereas under the full-cost method these types of charges would be capitalized to their respective full-cost pool.  Accordingly, exploration expenses, which are recorded under the successful efforts method, are not applicable to our presentation. Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist for the Contango Assets and are not practicable to obtain in these circumstances. Therefore, on a historical basis, we are presenting only the revenues and direct operating expenses for the Contango Assets. This presentation excludes all other historical expenses and therefore no operating income or net income is presented for the Contango Assets on a historical basis. Certain estimates and judgments were made in preparing the pro forma adjustments as discussed in the notes, including as to the incremental expenses associated with the Contango Assets. With these adjustments, the pro forma condensed consolidated statements of operations represent only an estimate of combining our historical results and those of the Contango Assets. The statements do not consider nonrecurring items included in the historical financial statements, such as the cumulative effects of changes in accounting principles.  The pro forma condensed consolidated balance sheet was prepared without audit assuming we completed the Offering and the Acquisition on September 30, 2004. We expect that the final adjusted purchase price will be reduced from the original $50 million to approximately $39.8 million, plus other direct transaction costs of $150,000. This preliminary estimate of the total cost of the Acquisition is allocated to property, with approximately $6 million allocated to unevaluated property. We will also record amounts for asset retirement obligations related to plugging and abandoning these properties. The Acquisition was funded with the proceeds from the Offering that closed on December 21, 2004. Total net proceeds from that Offering, after underwriting discounts and estimated commissions and expenses, are estimated to be approximately $54.5 million (which includes the issuance and sale of shares pursuant to the underwriter’s exercise of the over-allotment option, which closed on January 5, 2005).

This unaudited pro forma condensed consolidated balance sheet is based on management’s preliminary estimates of acquired fair values and the related costs of the Acquisition and Offering. The purchase price is subject to final purchase price adjustments, including for the results of operations of the Contango Assets between July 1, 2004 and closing on December 29, 2004. As a result, when the final post closing adjustments are made, the purchase price may be different than this preliminary estimate. The transaction costs could also differ from the preliminary estimates used here. For these reasons, the actual purchase price and purchase price allocation may differ from the amounts presented herein.

The unaudited pro forma financial information is presented for illustrative purposes and does not purport to present what our financial position or results of operations would have been had we completed the Offering and acquired the Contango Assets on the dates indicated. They also cannot be relied upon as a projection of future results. The unaudited pro forma financial information should be read in conjunction with our historical financial statements, which are hereby incorporated by reference herein.

EDGE PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2003

	Edge Historical	Acquisition Historical	Pro Forma Adjustments		Pro Forma
REVENUES:
Natural gas and oil sales	$38,381,597	$31,246,545	$—		$69,628,142
Loss from hedging and derivative activities	(4,455,590)	—	—		(4,455,590)
Total revenues	33,926,007	31,246,545	—		65,172,552

EXPENSES:
Operating expenses	5,115,794	4,841,654	—		9,957,448
Depreciation, depletion and amortization	13,577,279	—	7,615,098	(a)	21,192,377
Deferred compensation expense	1,591,500	—	—		1,591,500
General and administrative expense	5,540,140	—	—	(b)	5,540,140
Total expenses	25,824,713	4,841,654	7,615,098		38,281,465
INCOME (LOSS) FROM OPERATIONS	8,101,294	26,404,891	(7,615,098)		26,891,087

Interest expense	(678,805)	—	—		(678,805)
Interest income	16,518	—	—		16,518
INCOME (LOSS) BEFORE INCOME TAXES	7,439,007	26,404,891	(7,615,098)		26,228,800

Provision for income taxes	(2,731,132)	—	(6,576,428	)(c)	(9,307,560)

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	4,707,875	26,404,891	(14,191,526)		16,921,240

CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(357,825)	—	—		(357,825)

NET INCOME	$4,350,050	$26,404,891	$(14,191,526)		$16,563,415

BASIC EARNINGS PER SHARE:
Income before cumulative effect of accounting change	$0.48				$1.23
Cumulative effect of accounting change	$(0.03)				$(0.03)
Net Income	$0.45				$1.20

DILUTED EARNINGS PER SHARE:
Income before cumulative effect of accounting change	$0.47				$1.21
Cumulative effect of accounting change	$(0.03)				$(0.03)
Net Income	$0.44				$1.18

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	9,726,140		4,025,000	(d)	13,751,140
Diluted	9,987,551		4,025,000	(d)	14,012,551

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

EDGE PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2004

	Edge Historical	Acquisition Historical	Pro Forma Adjustments		Pro Forma
REVENUES:
Natural gas and oil sales	$47,203,800	$19,439,355	$—		$66,643,155
Loss on hedging and derivative activities	(2,299,374)	—	—		(2,299,374)
Total revenues	44,904,426	19,439,355	—		64,343,781

EXPENSES:
Operating expenses	6,748,014	2,361,870	—		9,109,884
Depreciation, depletion and amortization	15,830,148	—	5,197,384	(a)	21,027,532
Deferred compensation expense	1,649,277	—	—		1,649,277
General and administrative expense	5,476,342	—	—	(b)	5,476,342
Total expenses	29,703,781	2,361,870	5,197,384		37,263,035
INCOME (LOSS) FROM OPERATIONS	15,200,645	17,077,485	(5,197,384)		27,080,746

Interest expense	(241,887)	—	—		(241,887)
Amortization of deferred loan costs	(106,332)	—	—		(106,332)
Interest income	16,118	—	—		16,118
INCOME (LOSS) BEFORE INCOME TAXES	14,868,544	17,077,485	(5,197,384)		26,748,645

Provision for income taxes	(5,239,675)	—	(4,158,035	)(c)	(9,397,710)

NET INCOME	$9,628,869	$17,077,485	$(9,355,419)		$17,350,935

NET INCOME PER SHARE:
Basic	$0.75				$1.03
Diluted	$0.71				$0.99

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	12,889,109		4,025,000	(d)	16,914,109
Diluted	13,506,831		4,025,000	(d)	17,531,831

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

EDGE PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED BALANCE SHEET

As of September 30, 2004

	Edge Historical	Pro Forma Adjustments		Pro Forma
ASSETS
Cash and cash equivalents	$2,492,606	$14,695,675	(1)	$17,188,281
Other current assets	17,677,303	(37,343	)(2)	17,639,960
Net property and equipment	124,407,453	39,849,200	(1)	164,830,781
		424,128	(3)
		150,000	(4)
Other assets	1,108,644	—		1,108,644
TOTAL ASSETS	$145,686,006	$55,081,660		$200,767,666

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities	$26,454,822	$150,000	(4)	$26,611,326
		6,504	(3)
Long-term debt	22,000,000	—		22,000,000
Other noncurrent liabilities	1,708,711	417,624	(3)	2,126,335
Total liabilities	50,163,533	574,128		50,737,661

		54,544,875	(1)
Shareholders’ equity	95,522,473	(37,343	)(2)	150,030,005
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$145,686,006	$55,081,660		$200,767,666

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

EDGE PETROLEUM CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated statements of operations reflect the following adjustments:

a.               Record incremental depreciation, depletion and amortization expense (“DD&A”) using the units-of-production method, resulting from the purchase of the Contango Assets. Also record incremental accretion expense resulting from the liability we will record for asset retirement obligations (“ARO”) in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 143, Accounting for Asset Retirement Obligations.

b.              No incremental general and administrative costs related to this acquisition have been included as general and administrative costs and are not expected to increase above current levels. The Contango Assets are operated by a single operator. As a result, a very minimal amount of our internal resources will be used to oversee the Contango Assets and accordingly we believe that the impact from the Acquisition on our total general and administrative expenses will be minimal.

c.               Record a pro forma income tax expense adjustment using the applicable federal statutory income tax rate of 35 percent, based on the pro forma change in income before income taxes.

d.              Record a pro forma adjustment for the issuance common stock of 4,025,000 shares issued in the Offering, including 525,000 shares issued pursuant to the underwriter’s over-allotment option. These new shares impact earnings per share for each of the periods reflected. The Offering was completed in order to finance the cash purchase price of the Acquisition, therefore we have given effect to the Offering in these pro forma adjustments.

The unaudited pro forma condensed consolidated balance sheet reflects the following adjustments:

1.               Record the anticipated final adjusted purchase price for the Contango Assets of $39.8 million, which represents the original $50 million purchase price less adjustments for the estimated results of operations between the effective date July 1, 2004 and the closing date December 29, 2004. Also record public offering of 4,025,000 shares of common stock pursuant to the Offering. The Acquisition was financed entirely with proceeds from the Offering. The estimated net proceeds of the Offering less the anticipated final adjusted purchase price for the Contango Assets is reflected as an increase in cash on hand. The excess of net offering proceeds after the Acquisition will be used for reducing outstanding debt balances on our existing line of credit and general corporate purposes.

2.               Record allocation of prepaid costs of Offering against Additional Paid in Capital.

3.               Record Asset Retirement Costs in property and ARO liability, in accordance with SFAS No. 143, for wells acquired from Contango.

4.               Record an accrual and capitalization of $150,000 of transaction costs, primarily legal and auditing fees, relating to the purchase of the Contango Assets.